Exhibit 1.1

JETBLUE AIRWAYS CORPORATION

Pass Through Certificates, Series 2019-1

UNDERWRITING AGREEMENT

Dated: As of October 29, 2019

JETBLUE AIRWAYS CORPORATION

Pass Through Certificates, Series 2019-1

Underwriting Agreement

October 29, 2019

To the Underwriters named in Schedule I hereto

Ladies and Gentlemen:

JetBlue Airways Corporation, a Delaware corporation (the “Company”), proposes that Wilmington Trust Company, a Delaware trust company (“Wilmington”), acting not in its individual capacity but solely as pass through trustee (the “Trustee”) under the Pass Through Trust Agreement, dated November 12, 2019 (the “Basic Agreement”), as supplemented for the Company’s Pass Through Certificates, Series 2019-1AA (the “Class AA Certificates”) and the Company’s Pass Through Certificates, Series 2019-1A (the “Class A Certificates” and, together with the Class AA Certificates, the “Certificates”) to be purchased hereunder by a Trust Supplement No. 2019-1AA (the “Class AA Trust Supplement”) and a Trust Supplement No. 2019-1A (the “Class A Trust Supplement”), respectively, each between the Company and the Trustee (the Basic Agreement, as supplemented by the Class AA Trust Supplement or the Class A Trust Supplement, as applicable, being referred to herein collectively as the “Trust Agreements”), issue and sell to the underwriters named in Schedule I hereto (collectively, the “Underwriters”) the Class AA Certificates and the Class A Certificates, each in the aggregate face amount and with the interest rate and final expected distribution date set forth on Schedule B hereto on the terms and conditions stated herein.

The Class AA Certificates will represent interests in the Company’s 2019-1AA Pass Through Trust (the “Class AA Trust”) and the Class A Certificates will represent interests in the Company’s 2019-1A Pass Through Trust (the “Class A Trust” and, together with the Class AA Trust, the “Trusts”), each established pursuant to the applicable Trust Agreement to fund the purchase of equipment notes (the “Equipment Notes”) to be issued by the Company on the Closing Date in connection with the financing of twenty-five (25) Airbus A321-231 aircraft delivered new to the Company from February 2017 to December 2018 (each such aircraft, an “Aircraft” and collectively, the “Aircraft”). Subject to the terms and conditions of the relevant participation agreements for each Aircraft between the Company and Wilmington, as Trustee, Loan Trustee and Subordination Agent (each, a “Participation Agreement”), the Equipment Notes will be issued initially in two series under 25 separate Indenture and Security Agreements between Wilmington, as Loan Trustee (the “Loan Trustee”), and the Company (each, including any supplements thereto, an “Indenture” and, collectively, the “Indentures”).

The cash proceeds from the sale of the applicable Certificates by each Trust will be used by such Trust to purchase Equipment Notes in respect of the Aircraft at the Closing Time.

Certain amounts of interest payable on the applicable Certificates issued by each Trust will be entitled to the benefits of separate liquidity facilities. Crédit Agricole Corporate and Investment Bank (the “Liquidity Provider”), and the Subordination Agent will enter into separate revolving credit agreements with respect to each Trust (each a “Liquidity Facility” and, collectively, the “Liquidity Facilities”) to be dated as of the Closing Date, for the benefit of the holders of the Class AA Certificates and the Class A Certificates, as applicable. The Liquidity Provider and the holders of the Certificates will be entitled to the benefits of an Intercreditor Agreement, to be dated as of the Closing Date (the “Intercreditor Agreement”), among the Trustee, the Liquidity Provider and Wilmington, as subordination agent and trustee thereunder (the “Subordination Agent”).

As used herein, unless the context otherwise requires, the term “Underwriters” shall mean the firms named as Underwriters in Schedule I hereto, and the terms “you” and the “Representatives” shall mean Citigroup Global Markets Inc. (“Citigroup”) and Goldman Sachs & Co. LLC (“Goldman”).

Capitalized terms not otherwise defined in this underwriting agreement (this “Agreement”) shall have the meanings specified therefor in the Trust Agreements or the Intercreditor Agreement; provided that, as used in this Agreement, the term “Operative Documents” shall mean the Intercreditor Agreement, the Liquidity Facilities, the Participation Agreements, the Indentures and the Trust Agreements.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-230007) relating to the Company’s pass through certificates (including the Certificates) and other securities (collectively, the “Securities”) and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents otherwise deemed to be a part thereof or included therein by the rules and regulations under the Securities Act, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” As provided in Section 3(a) hereof, promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus relating to the Certificates in accordance with the provisions of Rule 430B under the Securities Act (“Rule 430B”) and paragraph (b) of Rule 424 under the Securities Act (“Rule 424”). Any information included in such final prospectus that was omitted from the Original Registration Statement but that is deemed to be part of and included in such registration statement pursuant to Rule 430B(f) is referred to as the “Rule 430B Information.”

The term “Statutory Prospectus” means the preliminary prospectus supplement relating to the Certificates that omits Rule 430B Information, together with the base prospectus included in the Original Registration Statement, and including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act immediately prior to the Applicable Time (as defined below).

The term “Final Prospectus” means the final prospectus supplement relating to the Certificates and the base prospectus included in the Original Registration Statement, collectively, in the form first filed pursuant to Rule 424(b) after the execution of this Agreement, which includes the Rule 430B Information, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act.

Any reference to any amendment or supplement to the Final Prospectus shall be deemed to refer to and include any document incorporated by reference after the date of such Final Prospectus. Any reference to any amendment to the Registration Statement shall be deemed to include any document incorporated by reference after the effective time of such Registration Statement.

The term “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act (“Rule 433”), relating to the public offering of the Certificates.

The term “Applicable Time” shall mean 4:50 p.m. (New York Time) on October 29, 2019.

The terms of the public offering of any of the Certificates are set forth in the General Disclosure Package relating thereto and the Final Prospectus. The term “General Disclosure Package” means the Statutory Prospectus and the Issuer Free Writing Prospectus identified in item 1 of Schedule A hereto, all considered together.

1.    Representations and Warranties. (a) The Company represents and warrants to, and agrees with, each Underwriter, as of the date hereof, that:

(i)    Eligibility. The Company meets the requirements for the use of Form S-3 under the Securities Act; the Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission. The Registration Statement is an automatic shelf registration statement (as defined in Rule 405 under the Securities Act). The Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement. Each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement, the General Disclosure Package or the Final Prospectus complied, or will comply when so filed, in all material respects with the Securities Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder. The Registration Statement as of the most recent date it became effective did not and as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Registration Statement, the General Disclosure Package, Final Prospectus and any Issuer Free Writing Prospectus comply as to form and, as amended or supplemented, if applicable, will comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder. The General Disclosure Package does not, and at the time of each sale of the Securities in connection with the offering when the Final Prospectus is not yet available to prospective purchasers and at the Closing Time, the General Disclosure Package, as then amended or supplemented by the Company will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each broadly available road show, if any, when considered together with the General Disclosure Package, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement or the Statutory Prospectus or that will conflict with the information contained in the Final Prospectus that has not yet been superseded or modified. The Final Prospectus, as of the date thereof, does not contain and, as amended or supplemented, if applicable, at the Closing Time will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements in or omissions from the Registration Statement, the General Disclosure Package, each Issuer Free Writing Prospectus or the Final Prospectus, based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein or to statements or omissions in that part of the Registration Statement which shall constitute the Statement of Eligibility of the Trustee under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), on Form T-1.

(ii)    Reporting Company. The Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

(iii)     Well-Known Seasoned Issuer. (A)(i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption provided by Rule 163 under the Securities Act, the Company was a “well-known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405; and (B) at the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405.

(iv)    [Reserved]

(v)    [Reserved]

(vi)    Financial Statements. The consolidated financial statements of the Company, together with the related schedules and notes, included in the SEC Reports and included or incorporated by reference in the Registration Statement and the Statutory Prospectus and to be included or incorporated by reference in the Final Prospectus, have been or will be prepared in conformity with generally accepted accounting principles as in effect in the United States of America (“GAAP”) applied on a consistent basis during the periods involved (except as indicated in the footnotes to such financial statements) and present fairly, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries at the dates indicated and the statements of operations, comprehensive income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries throughout the periods specified. The summary consolidated financial data included in the General Disclosure Package and to be included in the Final Prospectus present fairly the information shown therein in all material respect and have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement. The interactive data in eXtensible Business Reporting Language incorporated by reference in the General Disclosure Package and to be incorporated by reference in the Final Prospectus fairly presents the information called for in all material respects and is or will be prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(vii)    Independent Accountants. Ernst & Young LLP, who audited the annual consolidated financial statements of the Company that are incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus, is an independent registered public accounting firm as required by the Securities Act, the Securities Act Regulations and the Public Company Accounting Oversight Board.

(viii)    No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Final Prospectus, except as otherwise stated therein or contemplated thereby, (A) there has been no material adverse change, or any development reasonably likely to involve a material adverse change, in the condition, financial or otherwise, or the earnings, business or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), and (B) there have been no transactions entered into by the Company or any of its subsidiaries other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries taken as a whole.

(ix)    Good Standing of the Company. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware having an organizational identification number 2936994 and its true and complete name as indicated on the public record of the State of Delaware is “JetBlue Airways Corporation”. The Company has the corporate power and authority to conduct its business and to own its properties or hold under lease properties leased by it and operate its properties as described in the General Disclosure Package and the Final Prospectus and to enter into and perform its obligations under, or as contemplated by, this Agreement and the Operative Documents to which it is a party. The Company is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the nature and extent of the business conducted by it, or the ownership or leasing of its properties, requires such qualification, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(x)    Good Standing of the Subsidiaries. Each of the Company’s Significant Subsidiaries (as defined in Regulation S-X under the Securities Act) has been duly incorporated or organized and is validly existing in good standing (where legally applicable) under the laws of the jurisdiction of its incorporation or organization and has the necessary power and authority to conduct its business and to own its properties or hold under lease properties leased by it and operate its properties as described in the General Disclosure Package and the Final Prospectus. Each of the Company’s Significant Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the nature and extent of the business conducted by it, or the ownership or leasing of its properties, requires such qualification, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. Except as described in the General Disclosure Package, all of the issued shares of capital stock, membership interests or equivalent ownership interests, as the case may be, of the Company’s Significant Subsidiaries have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(xi)    Capitalization. The Company has an authorized capitalization as set forth in the General Disclosure Package and the Final Prospectus, and all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable.

(xii)    Air Carrier Certification. The Company (A) is an “air carrier” within the meaning of 49 U.S.C. Section 40102(a)(2), (B) holds an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo and (C) is a “citizen of the United States” as defined in 49 U.S.C. Section 40102(a)(15).

(xiii)    Authorization of Agreements; Binding Obligations. This Agreement has been duly authorized, executed and delivery by the Company. The Equipment Notes and the Operative Documents to which the Company is, or is to be, a party have been duly authorized by the Company, and each Operative Document (subject to the satisfaction of conditions precedent set forth in the Participation Agreements) to which the Company is to be a party has been or will be at or prior to the Closing Date duly executed and delivered by the Company. The Equipment Notes will be (subject to the satisfaction of conditions precedent set forth in the Participation Agreements) duly executed and delivered by the Company at or prior to the Closing Date. Each Operative Document to which the Company is, or is to be, a party, when duly executed and delivered by the Company, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes or will constitute, as the case may be, a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Certificates, the Equipment Notes and the Operative Documents will conform in all material respects to the descriptions thereof in the General Disclosure Package and the Final Prospectus.

(xiv)    Certificates are Valid and Binding Obligations. When duly executed, authenticated and delivered by the Trustee in accordance with the terms of the applicable Trust Agreement and sold and paid for as provided in this Agreement, the Certificates will be validly issued pursuant to the applicable Trust Agreement and will constitute valid and binding obligations of such Trustee, enforceable against such Trustee in accordance with their terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and the holders of the Certificates will be entitled to the benefits of the applicable Trust Agreement.

(xv)    Equipment Notes are Valid and Binding Obligations. The Equipment Notes, when duly executed and delivered by the Company and when duly authenticated by the Loan Trustee in accordance with the terms of the applicable Indenture, will be duly issued under such Indenture and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and (B) by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and the holders thereof will be entitled to the benefits of such Indenture.

(xvi)    Absence of Defaults and Conflicts. The Company is not in violation of its certificate of incorporation or by-laws or other constituting or organizational document or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement or other instrument binding upon the Company or to which any of the property or assets of the Company is subject, except for such defaults that would not reasonably be expected to result in a Material Adverse Effect and that would not affect the validity of the Equipment Notes or the Certificates; and the execution and delivery by the Company of this Agreement, the Equipment Notes and the Operative Documents to which it is, or is to be, a party, the consummation by the Company of the transactions contemplated by this Underwriting Agreement and by such Operative Documents, and compliance by the Company with its obligations hereunder and thereunder and the terms hereof and thereof do not and will not, whether with or without the giving of notice or passage of time or both, (A) result in a violation of the provisions of the certificate of incorporation or by-laws, as amended, or other constituting or organizational document of the Company, (B) conflict with, or result in a breach of any of the terms or provisions of, or constitute a default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance (other than as specified in, or permitted by, the applicable Operative Documents) upon any property or assets of the Company under, any agreement or other instrument binding upon the Company, or (C) result in a violation of any applicable law, statute, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its assets, properties or operations, except, in the case of either clause (B) or (C), for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances or violations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect and that would not affect the validity of the Equipment Notes or the Certificates). As used herein, “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment prior to the stated maturity or date of mandatory redemption or repayment thereof of all or a portion of such indebtedness by the Company.

(xvii)    Absence of Labor Dispute. Other than as described in the General Disclosure Package and the Final Prospectus, no labor dispute with the employees of the Company or any of its Significant Subsidiaries exists or, to the knowledge of the Company, is imminent, which the Company expects to have a Material Adverse Effect; and the Company is not aware, but without any independent investigation or inquiry, of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could result in a Material Adverse Effect.

(xviii)    Absence of Proceedings. Other than as set forth in the General Disclosure Package and the Final Prospectus, there is no action, claim, suit, proceeding, inquiry or investigation now pending, or, to the actual knowledge of the Company, threatened, against the Company or any of its Significant Subsidiaries or to which any of the properties of the Company or any of its Significant Subsidiaries is subject before or brought by any court or governmental agency or body, domestic or foreign, which, in the judgment of the Company, is likely to result in a Material Adverse Effect.

(xix)    Absence of Further Requirements. No consent, approval, authorization, order or license of, or filing with or notice to, any government, governmental instrumentality, regulatory body or authority or court, domestic or foreign, is required for the valid authorization, issuance and delivery of the Certificates and the Equipment Notes, for the valid authorization, execution, delivery and performance by the Company of this Agreement, the Equipment Notes and the Operative Documents to which the Company is, or is to be, a party or for the consummation by the Company of the transactions contemplated by this Agreement, the Equipment Notes and the Operative Documents to which the Company is, or is to be, a party, except (i) such as are required under the Securities Act or the Securities Act Regulations and the securities or Blue Sky laws of the various states or filing on Form 8-K in connection with the transactions contemplated by this Agreement, (ii) filings or recordings with respect to the Aircraft with the Federal Aviation Administration and under the Uniform Commercial Code as in effect in Delaware, which filings or recordings shall have been made or duly presented for filing with respect to each Aircraft and the related Equipment Notes on or prior to the Closing Date, (iii) filings or recordings with the International Registry of the International Interest (or Prospective International Interest), (iv) filings, recordings, notices or other ministerial actions pursuant to any routine recordings, contractual or regulatory requirements applicable to the Company, (v) filings, recordings, notices or other actions contemplated by the Operative Documents in connection with the leasing or reregistration of the Aircraft and (vi) filings, recordings, notices or other actions with respect to each Aircraft, all of which have either been, or will be, completed on or prior to the Closing Date and will be in full force and effect on the Closing Date.

(xx)    Investment Company Act. The Company is not, nor upon the issuance and sale of the Certificates as contemplated by this Agreement and the application of the net proceeds therefrom as described in the General Disclosure Package and the Final Prospectus will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”), nor will any of the Trusts be required to register as an “investment company” as defined in the 1940 Act. In making the foregoing determination, the Trusts are relying upon the exemption from registration set forth in Rule 3a-7 under the 1940 Act, although additional exemptions or exclusions may be available to the Trusts.

(xxi)    Environmental Laws. There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company (or, to the knowledge of the Company, any of its predecessors in interest), or at, upon or from any of the property now or previously owned or leased by the Company in violation of, and the Company has no liability under, any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit applicable to the Company, except for any violation, liability or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations, liabilities and remedial actions, a Material Adverse Effect; there has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind by the Company onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or with respect to which the Company has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect. The terms “hazardous wastes,” “toxic wastes,” “hazardous substances” and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection or human health.

(xxii)    Property. Each of the Company and its Significant Subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it which is material to the business of the Company and its Significant Subsidiaries, in each case free and clear of all liens, encumbrances and defects, except liens on aircraft, engines, flight training devices and full flight simulators of the Company and such as are described in or incorporated by reference into the General Disclosure Package and the Final Prospectus or such as do not materially affect the value of such property or do not interfere with the use made and proposed to be made of such property by the Company or its Significant Subsidiaries, as the case may be; and any real property and buildings held under lease by the Company or any of its Significant Subsidiaries are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or its Significant Subsidiaries, in each case except as described in or contemplated by the General Disclosure Package and the Final Prospectus.

(xxiii)    Insurance. The Company is insured by insurers or reinsurers of recognized financial responsibility against such losses and risks and in such amounts as is adequate for the conduct of its business and the value of its properties and as are customary in the businesses in which it is engaged; each of the Company and its Significant Subsidiaries has not been refused any insurance coverage sought or applied for other than in connection with instances where the Company was seeking to obtain insurance coverage at more attractive rates; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(xxiv)    Cybersecurity; Data Protection. There has been no security breach or other compromise of or relating to any information technology and computer systems, networks, hardware, software, data, or equipment owned by the Company or its Significant Subsidiaries or of any data of the Company’s or its Significant Subsidiaries’ respective customers, employees, suppliers, vendors that they maintain or that, to their best knowledge after due inquiry, any third party maintains on their behalf (collectively, “IT Systems and Data”) that had, or would reasonably be expected to have had, individually or in the aggregate, a Material Adverse Effect, and the Company and its Significant Subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data that had, or would reasonably be expected to have had, a Material Adverse Effect. The Company and its Significant Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the protection of IT Systems and Data from a security breach or unauthorized use, access, misappropriation, modification or other compromise, except as would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its Significant Subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

(xxv)    Internal Controls. The Company maintains internal accounting controls which pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of its assets and that provide reasonable assurance (i) that transactions are executed in accordance with management’s authorization in all material respects, (ii) that transactions are recorded as necessary to permit preparation of its financial statements in conformity with GAAP and to maintain accountability for its assets, (iii) regarding prevention or timely detection of unauthorized acquisition, use or disposition of its assets that could have a material effect on the financial statements, and (iv) that interactive data in eXtensible Business Reporting Language incorporated by reference in each of the General Disclosure Package and the Final Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company is not aware of any material weakness in its internal control over financial reporting that is reasonably likely to adversely affect its ability to record, process, summarize and report financial information.

(xxvi)    Disclosure Controls and Procedures. The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) of the Exchange Act) that have been designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and principal financial officer by others within those entities; such disclosure controls and procedures are effective.

(xxvii)    No Brokerage Commission; Finder’s Fee. To the best of the Company’s knowledge after due inquiry, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any of the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with this offering other than the fee payable to the Underwriters pursuant to Section 2(c) of this Agreement.

(xxviii)     Possession of Licenses and Permits. (i) The Company possesses such permits, licenses, approvals, consents and other authorizations (collectively “Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies and third parties, governmental or otherwise, including the Department of Transportation, the FAA or the Federal Communications Commission, necessary to conduct the business now operated by it as described in the General Disclosure Package and the Final Prospectus, except for such failures to possess Licenses as would not, singly or in the aggregate, result in a Material Adverse Effect; (ii) the Company is in compliance with the terms and conditions of all such Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; (iii) all of the Licenses are valid and in full force and effect, except when the invalidity of such Licenses or the failure of such Licenses to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect; and (iv) the Company has not received any notice of proceedings relating to the revocation or modification of any such Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxix)    No Unlawful Payments. Neither of the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has materially violated in the past five years or is in material violation of (1) laws relating to the use of any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (2) laws relating to direct or indirect unlawful payments to any foreign or domestic government official or employee from corporate funds, (3) the Foreign Corrupt Practices Act of 1977 and the UK Bribery Act 2010 or the rules and regulations thereunder or (4) applicable laws relating to bribes, rebates, payoffs, influence payments, kickbacks or other unlawful payments. The Company has implemented compliance programs for purposes of (a) informing the appropriate officers and employees of the Company and its subsidiaries of the Company’s policies to ensure compliance with the laws described under (1) through (4) above, and (b) requiring such officers and employees to report to the Company any knowledge they may have of violations of the Company’s policies referred to above and no such reports have been made.

(xxx)    Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and all other applicable anti-money laundering statutes of jurisdictions where the Company or any of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”). No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxi)     Sanctions. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Certificates hereunder, or lend, contribute or otherwise make available such proceeds to any of its subsidiaries, joint venture partners or any other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxii)    Appraiser Independence. None of BK Associates, Inc., Aviation Specialists Group and Morten Beyer & Agnew (each, an “Appraiser” and, collectively, the “Appraisers”) is an affiliate of the Company or, to the knowledge of the Company, has a substantial interest, direct or indirect, in the Company.

(b)    The parties hereto agree that any certificate signed by any officer of the Company delivered to the Underwriters or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby as of the date or dates indicated in such certificate.

2.    Purchase and Sale; Closing. (a) On the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Company agrees to cause the Trustee to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trustee, at a purchase price of 100% of the face amount thereof, the aggregate face amount of Certificates set forth opposite the name of such Underwriter in Schedule I hereto.

(b)    Payment of the purchase price for, and delivery of, the Certificates shall be made at the date, time and location or locations specified in Schedule II hereto, or at such other date, time or location or locations as shall be agreed upon by the Company and the Representatives, or as shall otherwise be provided in Section 7 hereof (such date being herein called the “Closing Date” and such time being herein called the “Closing Time”). Payment shall be made to or upon the order of the Trustee by federal funds wire transfer or transfer of other immediately available funds against delivery to the account of Citigroup at The Depository Trust Company (“DTC”) for the respective accounts of the several Underwriters of the Certificates. Such Certificates shall be registered in the name of Cede & Co. or in such other names, and in such authorized denominations as the Representatives may request in writing at least two full business days before the Closing Time. The certificates representing such Certificates, which may be in temporary form, will be made available for examination and packaging by the Representatives at the location or locations at which they are to be delivered at the Closing Time not later than 10:00 A.M. (New York Time) on the business day prior to the Closing Time.

(c)    The Company will pay to Citigroup at the Closing Time for the accounts of the Underwriters any fee, commission or other compensation which is specified in Schedule II hereto. Such payment will be made by federal funds wire transfer or transfer of other immediately available funds.

3.    Covenants. The Company covenants with each Underwriter as follows:

(a)    Immediately following the execution of this Agreement, the Company will (x) prepare the Final Prospectus that complies with the Securities Act and the Securities Act Regulations and which sets forth the aggregate face amount of the Certificates and their terms not otherwise specified in the base prospectus relating to all offerings of pass through certificates under the Registration Statement, the name of each Underwriter participating in the offering and the aggregate face amount of the Certificates that each severally has agreed to purchase, the name of each Underwriter, if any, acting as representative of the Underwriters in connection with the offering, the price at which the Certificates are to be purchased by the Underwriters from the Trustee, any initial public offering price, any selling concession and reallowance, and such other information as you and the Company deem appropriate in connection with the offering of the Certificates and (y) file all material required to be filed by the Company with the Commission pursuant to Rule 433(d) within the time required by such rule. The Company will promptly transmit copies of the Final Prospectus to the Commission for filing pursuant to Rule 424 and will furnish to the Underwriters as many copies of the Final Prospectus as you shall reasonably request.

(b)    During the period when a prospectus (or in lieu thereof, a notice referred to in Rule 173(a) under the Securities Act (“Rule 173(a)”) relating to the Certificates is required to be delivered under the Securities Act or the Securities Act Regulations, the Company will promptly advise you of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the Commission for filing of any supplement to the Final Prospectus or any document that would as a result thereof be incorporated by reference in the Final Prospectus, (iii) any request by the Commission for any amendment of the Registration Statement or any amendment or supplement to the Final Prospectus or for any additional information relating thereto or to any document incorporated by reference therein, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Certificates for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or suspension and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)    If, at any time when a prospectus (or in lieu thereof, a notice referred to in Rule 173(a)) relating to the Certificates is required to be delivered under the Securities Act or the Securities Act Regulations, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with applicable law, the Company will promptly prepare and file with the Commission, subject to paragraph (d) of this Section 3, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance and the Company will use its reasonable efforts to have any such amendment to the Registration Statement or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Certificates). Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 4 hereof.

(d)    At any time when a prospectus (or in lieu thereof, a notice referred to in Rule 173(a)) relating to the Certificates is required to be delivered under the Securities Act or the Securities Act Regulations, the Company will give you notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Final Prospectus, whether pursuant to the Exchange Act, the Securities Act or otherwise, will furnish you with copies of any such amendment or supplement or other documents proposed to be filed within a reasonable time in advance of filing, and will not file any such amendment or supplement or other documents in a form to which you shall reasonably object.

(e)    The Company has furnished or will furnish, if requested, to the Representatives and their counsel, without charge, conformed copies of the Original Registration Statement and of all amendments thereto, whether filed before or after such Registration Statement originally became effective (including exhibits thereto and the documents incorporated therein by reference) and the copies of the Original Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. So long as delivery of a Final Prospectus (or in lieu thereof, a notice referred to in Rule 173(a)) by the Underwriters may be required by the Securities Act, the Company will furnish as many copies of any Statutory Prospectus, the Final Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request and the Final Prospectus and any amendments or supplements thereto furnished to each Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T or required under Rule 424(e).

(f)    The Company shall use its reasonable efforts, in cooperation with the Underwriters, to qualify the Certificates for offering and sale under the applicable securities laws of such states in the United States as the Underwriters may reasonably designate and will maintain such qualifications in effect so long as required in connection with the distribution of the Certificates; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any such jurisdiction in which it is not otherwise so subject.

(g)    The Company shall use the proceeds received by it from the sale of the Equipment Notes in the manner to be indicated in the Final Prospectus under “Use of Proceeds.”

(h)    The Company shall cooperate with the Underwriters and use its reasonable efforts to permit the Certificates to be eligible for clearance and settlement through the facilities of DTC.

(i)    The Company, during the period when a Final Prospectus (or in lieu thereof, the notice referred to in Rule 173(a)) relating to the Certificates is required to be delivered, will file promptly all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations.

(j)    The Company represents and agrees that, unless it obtains the prior consent of each Underwriter, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Certificates that would constitute an “issuer free writing prospectus,” as defined in Rule 433 or that would otherwise constitute a “free writing prospectus” as defined in Rule 405. Any such free writing prospectus consented to by the Company and the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 as applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(k)    Between the date of this Agreement and the Closing Time, the Company will not, without the Representatives’ prior consent, offer, sell or enter into any agreement to sell any public debt securities registered under the Securities Act (other than the Certificates and any subordinated tranche of pass through certificates of the same series as the Certificates) or any debt securities which may be sold in a transaction exempt from the registration requirements of the Securities Act in reliance on Rule 144A under the Securities Act and which are marketed through the use of a disclosure document containing substantially the same information as a prospectus for similar debt securities registered under the Securities Act.

(l)    If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Original Registration Statement, any of the Certificates remain unsold by the Underwriters, the Company will use its best efforts to file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Certificates, in a form satisfactory to the Representatives. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, use its best efforts to file a new shelf registration statement relating to the Certificates, in a form satisfactory to the Representatives and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Certificates to continue as contemplated in the expired registration statement relating to the Certificates. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

The Representatives agree that in the aggregate, the Certificates will be widely offered. Each Underwriter and each other member of the underwriting group that offers or sells Certificates agree that the Certificates offered by such Underwriter and such other member of the underwriting group will be primarily offered in the United States to United States persons. The term “United States person” shall have the meaning set forth in section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

4.    Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Certificates pursuant to this Agreement shall be subject to the accuracy of and compliance with the representations and warranties of the Company contained herein as of the date hereof and as of the Closing Time, to the accuracy of the statements of the Company’s officers made in any certificates furnished pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)    At the Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings therefor shall have been instituted or threatened by the Commission.

(b)    At the Closing Time, the Underwriters shall have received:

(1)    An opinion and a negative assurance letter, each dated as of the Closing Date, of Debevoise & Plimpton LLP, as counsel for the Company, each in form reasonably satisfactory to the Representatives and substantially in the form of Exhibit A hereto.

(2)    An opinion, dated as of the Closing Date, of Brandon Nelson, General Counsel to the Company, in form and substance reasonably satisfactory to the Representatives and substantially in the form of Exhibit B hereto

(3)    An opinion, dated as of the Closing Date, from Morris James LLP, counsel for Wilmington, individually, and as Subordination Agent, Trustee and Loan Trustee, in form and substance reasonably satisfactory to the Representatives and substantially in the form of Exhibit C hereto.

(4)    An opinion, dated as of the Closing Date, from Pillsbury Winthrop Shaw Pittman LLP, special New York counsel for the Liquidity Provider, in form and substance reasonably satisfactory to the Representatives and substantially in the form of Exhibit D hereto.

(5)    An opinion, dated as of the Closing Date, from Bruno Fontaine, General Counsel to the Liquidity Provider, in form and substance reasonably satisfactory to the Representatives and substantially in the form of Exhibit E hereto.

(6)    An opinion and negative assurance letter, dated as of the Closing Date, from Milbank LLP, counsel for the Underwriters, each in form and substance reasonably satisfactory to the Representatives.

(c)    At the Closing Date, there shall not have been, since the respective dates as of which information is given in the General Disclosure Package and the Final Prospectus, any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and you shall have received a certificate of the Chief Executive Officer, Chief Financial Officer or any Vice President of the Company, dated as of such Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company contained in Section 1(a) hereof are true and correct with the same force and effect as though made at such Closing Time and (iii) the Company has complied in all material respects with all of the agreements applicable to it contemplated herein and satisfied in all material respects all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

(d)    Subsequent to the execution and delivery of this Agreement and prior to the Closing Time, neither nationally recognized statistical rating organization that has been requested by the Company to rate the Certificates shall have downgraded the rating accorded any of the Company’s securities (except for any pass through certificates) or announced that any probable downgrading of such rating is about to occur in the near future.

(e)    Promptly after the execution of this Agreement and also at the Closing Time, the Underwriters shall have received from Ernst & Young LLP a letter or letters, dated as of the respective dates of delivery thereof, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to certain financial statements and certain financial information contained or incorporated by reference in the General Disclosure Package and the Final Prospectus.

(f)    At the Closing Time, each of the Intercreditor Agreement, the Liquidity Facilities and the Trust Agreements shall have been executed and delivered by each party thereto; the representations and warranties of the Company contained in such agreements shall be accurate as of the Closing Time and the Underwriters shall have received a certificate of the Chief Executive Officer, Chief Financial Officer or any Vice President of the Company, dated as of the Closing Date, to such effect.

(g)    Promptly after the execution of this Agreement and also at the Closing Time, each of the Appraisers shall have furnished to the Underwriters a letter from such Appraiser, addressed to the Company and dated the respective date of delivery thereof, confirming that such Appraiser and each of its directors and officers (i) is not an affiliate of the Company or any of its affiliates, (ii) does not have any substantial interest, direct or indirect, in the Company or any of its affiliates and (iii) is not connected with the Company or any of its affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

(h)    Each class of Certificates shall have received ratings equal to or higher than the ratings indicated in the free writing prospectus identified as Item 2 in Schedule A hereto from the nationally recognized statistical rating organizations named therein.

(i)    The Company shall have furnished to the Underwriters and their counsel, in form and substance satisfactory to them, such other documents, certificates and opinions as such counsel may reasonably request for the purpose of enabling such counsel to pass upon the matters referred to in subsection (b)(6) of this Section 4 and in order to evidence the accuracy and completeness of any of the representations, warranties or statements, the performance of any covenant by the Company theretofore to be performed, or the compliance with any of the conditions herein contained.

(j)    At or prior to the Closing Time, each Indenture and each Participation Agreement shall have been duly executed and delivered by the Company and each other respective party thereto, and copies thereof shall have been furnished to the Underwriters and their counsel.

All such opinions, certificates, letters and documents shall be deemed to be in compliance with the provisions hereof only if they are in all respects satisfactory to the Underwriters and their counsel.

If any condition specified in this Section 4 shall not have been fulfilled when and as required to be fulfilled, other than by reason of any default by any Underwriter, such failure to fulfill a condition may be waived by the Underwriters, or this Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Sections 5, 6 and 8 hereof, which provisions shall remain in effect notwithstanding such termination.

5.    Payment of Expenses. The Company shall, upon demand, pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) expenses relating to the preparation, printing, filing and distribution of the Statutory Prospectus, the Final Prospectus, the Registration Statement and each Permitted Free Writing Prospectus and any amendments thereof or supplements thereto, (ii) expenses relating to the preparation, printing and distribution of this Agreement, the Certificates, the Equipment Notes, the Operative Documents, any Underwriter’s questionnaire or related matters, the blue sky survey by the Underwriters’ counsel, (iii) expenses relating to the issuance and delivery of the Certificates to the Underwriters, (iv) the fees and disbursements of the Company’s counsel and accountants, (v) expenses of qualifying the Certificates under state securities laws in accordance with Section 3(f) hereof, including filing fees and fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the blue sky survey, (vi) the fees and expenses of the Trustee, the Subordination Agent and the Loan Trustee, and the fees and disbursements of their respective counsel, (vii) any fees charged by rating agencies for rating the Certificates, (viii) all costs and expenses related to review by the Financial Industry Regulatory Authority, Inc. of the Certificates (including filing fees and the fees and expenses of counsel for the Underwriters relating to review), (ix) any costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Certificates, (x) certain reasonable fees and expenses of counsel for the Underwriters in the amount previously agreed to between the Company and the Underwriters, and (xi) the fees and expenses, if any, incurred in connection with the listing of the Certificates on any securities exchange. The Company will also cause to be paid all expenses incident to the performance of its obligations under the Equipment Notes and the Operative Documents and each of the other agreements and instruments referred to therein.

If this Agreement is terminated by you in accordance with the provisions of Section 4 or Section 9(i) or (iii) hereof, the Company shall, upon demand, reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, incurred by them in connection with the offering contemplated by this Agreement.

6.    Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, its affiliates and their respective directors and officers, and each person who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act, or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (1) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment to the Registration Statement), or arise out of or are based upon the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (2) arise out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the General Disclosure Package or in the Final Prospectus or in any amendment thereof or supplement thereto or in any Issuer Free Writing Prospectus or any amendment thereof, or arise out of or are based upon the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and, in each case, agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company shall not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission (a) made therein in reliance upon, and in conformity with, written information relating to any Underwriter furnished to the Company by or on behalf of such Underwriter specifically for use in the Registration Statement (or any amendment thereto) or any Issuer Free Writing Prospectus (or any amendment thereto) or the General Disclosure Package or the Final Prospectus (or any amendment or supplement thereto) (it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information specified in Section 6(b) hereof), or (b) made in those parts of the Registration Statement constituting a Statement of Eligibility under the TIA of a trustee under Form T-1, and (ii) the Company shall not be liable for any loss, liability or expense of any settlement or compromise of or consent to entry of judgment with respect to, any pending or threatened litigation or any pending or threatened governmental agency investigation or proceeding if such settlement or compromise of or consent to entry of judgment with respect thereto is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld), except to the extent that such consent is not required pursuant to Section 6(d) hereof. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b)    Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers, and each person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages, liabilities and expenses described in the indemnity contained in Section 6(a) hereof, but only with respect to untrue statements or alleged untrue statements or omissions or alleged omissions made in the Registration Statement (or any amendment thereto), any Permitted Free Writing Prospectus, the General Disclosure Package, or the Final Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter specifically for use in the Registration Statement (or any amendment thereto), the General Disclosure Package, any Permitted Free Writing Prospectus or the Final Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information provided by any Underwriter consists of the following statements included under the caption “Underwriting” in the Statutory Prospectus and the Final Prospectus: (i) the statements with respect to the offering of the Certificates set forth in the third sentence of the second full paragraph and the fourth full paragraph, (ii) the statements with respect to marketing activities by the Underwriters for the Certificates set forth in the third and fourth sentences of the fifth full paragraph, and (iii) the statements with respect to stabilization and over-allotment of the Certificates by the Underwriters (with respect to themselves only) set forth in the tenth full paragraph and eleventh full paragraph; provided, however, that the Underwriters shall not be liable for any loss, liability or expense of any settlement or compromise of or consent to entry of judgment with respect to, any pending or threatened litigation or any pending or threatened governmental agency investigation or proceeding if such settlement or compromise of or consent to entry of judgment with respect thereto is effected without the prior written consent of the Underwriters (which consent shall not be unreasonably withheld), except to the extent that such consent is not required pursuant to Section 6(d) hereof. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have.

(c)    Promptly after receipt by an indemnified party under Section 6 (a) or (b) hereof of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under Section 6(a) or (b) hereof, notify the indemnifying party or parties in writing of the commencement thereof; but the omission so to notify the indemnifying party or parties will not relieve it from any liability which it may have to any indemnified party otherwise than under Section 6(a) or (b) hereof. In case any such action is brought against any indemnified party and it notifies the indemnifying party or parties of the commencement thereof, the indemnifying party or parties will be entitled to participate therein, and to the extent that such indemnifying party or parties may elect, by written notice delivered to such indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if, in the reasonable judgment of such indemnified party, a conflict of interest exists where it is advisable for such indemnified party to be represented by separate counsel, the indemnified party shall have the right to employ separate counsel in any such action, in which event the fees and expenses of such separate counsel shall be borne by the indemnifying party or parties. Upon receipt of notice from the indemnifying party or parties to such indemnified party of the election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party or parties will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party or parties shall not be liable for the expenses of more than one such separate counsel representing the indemnified parties under subparagraph (a) or (b), as applicable) of this Section 6 who are parties to such action in addition to one local counsel in each jurisdiction), (ii) the indemnifying party or parties shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party or parties have authorized the employment of counsel for the indemnified party at the expense of the indemnifying party or parties; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). It is understood that all such fees and expenses of counsel for the indemnified party for which the indemnifying party is liable shall be reimbursed as they are incurred. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement or compromise of, or consent to entry of judgment with respect to, any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement or compromise of, or consent to entry of judgment with respect to, includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d)    If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel payable pursuant to this Section 6, such indemnifying party agrees that it shall be liable for any settlement, compromise or consent to entry of judgment of the nature contemplated by clause (ii) of the proviso in Section 6(a) hereof and the proviso in Section 6(b) hereof effected without its written consent if (i) such settlement, compromise or consent to entry of judgment is entered into more than 45 days after receipt by such indemnifying party of the aforesaid notice of request, (ii) such indemnifying party shall have received notice of the terms of such settlement, compromise or consent to entry of judgment at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement, compromise or consent to entry of judgment.

(e)    If the indemnification provided for in paragraph (a) or (b) of this Section 6 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Certificates pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Certificates pursuant to this Agreement shall be deemed to be in the same proportion as the total proceeds from the offering of the Certificates pursuant to this Agreement (net of underwriting discounts and commissions paid to the Underwriters but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters in each case as set forth on the cover of the Final Prospectus, bears to the aggregate initial public offering price of the Certificates as set forth on such cover. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 6. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 6 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any such action or claim. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Certificates underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 6 are several in proportion to the face amount of Certificates set forth opposite their respective names in Schedule I hereto and not joint.

7.    Default. If any one or more Underwriters shall fail at the Closing Time to purchase and pay for any of the Certificates agreed to be purchased by such Underwriter or Underwriters pursuant to this Agreement and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the aggregate face amount of Certificates specified to be purchased by each of them in Schedule I hereto bears to the aggregate face amount of Certificates to be purchased by all the remaining Underwriters) the Certificates which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate face amount of Certificates that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate face amount of Certificates to be purchased pursuant to this Agreement, the remaining Underwriters shall have the right, but not the obligation within 24 hours thereafter, to make arrangements to purchase all, but not less than all, of such Certificates, and if such nondefaulting Underwriters do not complete such arrangements within such 24 hour period, then this Agreement will terminate without liability to any nondefaulting Underwriters or the Company. In the event of any such termination, the provisions of Sections 5, 6 and 8 hereof shall remain in effect. In the event of a default by any Underwriter as set forth in this Section 7 that does not result in a termination of this Agreement, the Closing Time shall be postponed for such period, not exceeding seven days, as the nondefaulting Underwriters or the Company shall determine in order that the required changes in the General Disclosure Package and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and to any nondefaulting Underwriters for damages occasioned by its default hereunder.

8.    Representations, Warranties, Covenants, Indemnities and Agreements to Survive Delivery. All representations, warranties, covenants, indemnities and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Company or any Underwriter, its affiliates, their respective directors and officers or any controlling person of either and shall survive delivery of any Certificates to the Underwriters.

9.    Termination. This Agreement may be terminated immediately upon notice from you to the Company at any time at or prior to the Closing Time (i) if there has been, since the respective dates as of which information is given in the Registration Statement and the Final Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, as to make it, in your judgment, impracticable to market the Certificates or enforce contracts for the sale of the Certificates, or (ii) if there has occurred any outbreak or escalation of hostilities or any material adverse change in the financial markets in the United States or in the international financial markets or any other calamity or crisis the effect of any of which on the financial markets is such as to make it, in your judgment, impracticable to market the Certificates or enforce contracts for the sale of the Certificates, or (iii) if trading in the securities of the Company has been suspended by the Commission or the New York Stock Exchange, or (iv) if trading generally on the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by said exchange or by order of the Commission or any other governmental authority, or (v) if a banking moratorium has been declared by either Federal or New York authorities. In the event of any such termination, the provisions of Sections 5, 6 and 8 hereof shall remain in effect.

10.    Notices. All notices and other communications hereunder shall be in writing and effective only upon receipt, and, if sent to the Representatives on behalf of the Underwriters, will be mailed or transmitted by any standard form of telecommunication to the Underwriters as set forth in Schedule I hereto or, if sent to the Company, will be mailed or transmitted by any standard form of telecommunication to the Company at JetBlue Airways Corporation, 27-01 Queens Plaza North, Long Island City, New York 11101, Attention: Treasurer and General Counsel, telephone: (718) 286-7900, facsimile no. (718) 709-3631.

11.    Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Section 6 hereof and their successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons, affiliates and officers and directors and their successors, heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Certificates from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

12.    No Fiduciary Duty. The Company acknowledges and agrees that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Certificates contemplated hereby (including in connection with determining the terms of such offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any of its subsidiaries. Additionally, no Underwriter is advising the Company or any of its subsidiaries as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the offering of the Certificates or the process leading thereto (irrespective of whether the Underwriter has advised or is advising the Company on other matters). Each Underwriter advises that it and its affiliates are engaged in a broad range of securities and financial services and that it and its affiliates may enter into contractual relationships with purchasers or potential purchasers of the securities of the Company or its affiliates and that some of these services or relationships may involve interests that differ from those of the Company and need not be disclosed to the Company, unless otherwise required by law. The Company has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and no Underwriter shall have any responsibility or liability to the Company or any of its subsidiaries or affiliates with respect thereto. Any review by any Underwriter of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of such Underwriter and shall not be on behalf of the Company. The Company waives, to the fullest extent permitted by law, any claims it may have against each Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that no Underwriter shall have any liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim.

13.    GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

14.    Submission to Jurisdiction; Venue; Waiver of Jury Trial.

(a)    The Company agrees that any suit or proceeding arising in respect of this Agreement or the Underwriters’ engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts. Each of the parties to this Agreement agrees that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner.

(b)     Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, and agrees not to assert, by stay of motion, as a defense, or otherwise, in any legal action or proceeding brought hereunder in any of the above-named courts, that such action or proceeding is brought in an inconvenient forum, or that venue for the action or proceeding is improper.

(c)     Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

15.    Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16.    Recognition of the U.S. Special Resolution Regimes.

(a)    In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this section, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

17.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

18.    Counterparts. This Agreement may be executed in one or more counterparts and when a counterpart has been executed by each party hereto all such counterparts taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

19.    Entire Agreement. This Agreement, together with any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Certificates, represents the entire agreement among the Company and the Underwriters with respect to the subject matter hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Company and each Underwriter in accordance with its terms.

Very truly yours,

JETBLUE AIRWAYS CORPORATION

By:	/s/ Stephen Priest
Name:	Stephen Priest
Title:	Chief Financial Officer

[Underwriting Agreement Signature Page]

The foregoing Underwriting Agreement
is hereby confirmed and accepted as of the date first above written:

CITIGROUP GLOBAL MARKETS INC.
acting individually and as Representative of the Underwriters named in Schedule I hereto

By:	/s/ Scott Debano
Name:	Scott Debano
Title:	Managing Director

GOLDMAN SACHS & CO. LLC
acting individually and as Representative of the Underwriters named in Schedule I hereto

By:	/s/ Ariel Fox
Name:	Ariel Fox
Title:	Vice President

[Underwriting Agreement Signature Page]

SCHEDULE A

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Underwriting

Agreement

Schedule of Issuer Free Writing Prospectuses

1.	A first Issuer Free Writing Prospectus, dated October 29, 2019, containing the terms of the Certificates (substantially in the form of Schedule C hereto).

2.	A second Issuer Free Writing Prospectus, used on October 29, 2019, containing the investor presentation of the Company.

SCHEDULE B

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Underwriting

Agreement

Class of Pass Through Certificates	Aggregate Face Amount	Interest Rate	Final Expected Distribution Date
Class AA Certificates	$588,685,000	2.75%	May 15, 2032
Class A Certificates	$183,570,000	2.95%	May 15, 2028

SCHEDULE C

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Underwriting

Agreement

SCHEDULE I

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Underwriting

Agreement

JETBLUE AIRWAYS CORPORATION

	Face Amount of Class AA Certificates	Face Amount of Class A Certificates
Citigroup Global Markets Inc.	$180,000,000	$57,000,000
Goldman Sachs & Co. LLC	$180,000,000	$57,000,000
Morgan Stanley & Co. LLC	$115,000,000	$35,000,000
Barclays Capital Inc.	$56,685,000	$16,570,000
BofA Securities, Inc.	$19,000,000	$6,000,000
BNP Paribas Securities Corp.	$19,000,000	$6,000,000
Credit Agricole Securities (USA) Inc.	$19,000,000	$6,000,000

Total	$588,685,000	$183,570,000

All notices to the Underwriters shall be sent to the Representatives as follows:

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Attention: Global Structured Transportation Finance

Facsimile: (212) 723-6171

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282-2198

Attention: Registration Department

SCHEDULE II

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Underwriting

Agreement

JETBLUE AIRWAYS CORPORATION

Underwriting fees, discounts, commissions or other compensation: $7,722,550

Closing date, time and location:	10:00 A.M. on November 12, 2019 at the offices of Debevoise & Plimpton LLP, 919 Third Avenue, New York, NY 10022

EXHIBIT A

FORM OPINION AND NEGATIVE ASSURANCE LETTER OF DEBEVOISE & PLIMPTON LLP

EXHIBIT B

FORM OPINION OF BRANDON NELSON, GENERAL COUNSEL TO COMPANY

EXHIBIT C

FORM OPINION OF MORRIS JAMES LLP, COUNSEL TO SUBORDINATION AGENT, TRUSTEE AND LOAN TRUSTEE

EXHIBIT D

FORM OPINION OF PILLSBURY WINTHROP SHAW PITTMAN LLP, NEW YORK COUNSEL TO LIQUIDITY PROVIDER

EXHIBIT E

FORM OPINION OF BRUNO FONTAINE, GENERAL COUNSEL TO THE LIQUIDITY PROVIDER